                                                                   EXHIBIT 8(ff)



                             PARTICIPATION AGREEMENT
                             -----------------------
                                      AMONG
                      MERRILL LYNCH LIFE INSURANCE COMPANY,
                       OPPENHEIMER VARIABLE ACCOUNT FUNDS,
                                       AND
                             OPPENHEIMERFUNDS, INC.


         THIS AGREEMENT, dated as of the 1st day of March, 2005, by and among Merrill Lynch Life Insurance Company (the "Company"), an Arkansas life insurance company, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (hereinafter referred to individually and collectively as the "Account"), Oppenheimer Variable Account Funds (the "Fund"), a Massachusetts business trust, and OppenheimerFunds, Inc. (the "Adviser"), a Colorado company.

         WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance and variable annuity contracts (the "Variable Insurance Products") to be offered by life insurance companies which have entered into participation agreements with the Fund and Adviser ("Participating Insurance Companies");

         WHEREAS, the shares of beneficial interest of the Fund are divided into several series of shares, each designated a "Portfolio" and representing the interest in a particular managed portfolio of securities and other assets;

         WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission (the "SEC") granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a) and 15(b) of the Investment Company Act of 1940, as amended, (the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, if and to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (the "Mixed and Shared Funding Exemptive Order");

         WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and each class of shares of the Portfolios is registered under the Securities Act of 1933, as amended (the "1933 Act");

         WHEREAS, the Adviser serves as investment adviser to the Fund, is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended;

         WHEREAS, the Company has issued or will issue certain variable life insurance and/or variable annuity contracts supported wholly or partially by the Account (the "Contracts"), and said Contracts are listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement;

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         WHEREAS, the Account is duly established and maintained as a segregated asset account under applicable state insurance law, duly established by the Company, on the date shown for such Account on Schedule A hereto as it may be amended from time to time by mutual written agreement, to set aside and invest assets attributable to the aforesaid Contracts; and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement (the "Designated Portfolios") on behalf of the Account to fund the aforesaid Contracts, and the Fund is authorized to sell such shares to the Account at net asset value.

         NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Adviser agree as follows:

ARTICLE I.        Sale of Fund Shares

         1.1. Subject to Article X hereof, the Fund agrees to make available to the Company for purchase on behalf of the Account, shares of those Designated Portfolios listed on Schedule A to this Agreement, such purchases to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, (i) Fund series (other than those listed on Schedule A) in existence now or that may be established in the future will be made available to the Company only as the Adviser may so provide, and (ii) the Board of Trustees of the Fund (the "Board") may suspend or terminate the offering of Fund shares of any Designated Portfolio or class thereof, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is in the best interests of the shareholders of such Designated Portfolio.

         1.2. The Fund shall redeem, at the Company's request, any full or fractional Designated Portfolio shares held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with
Section 1.3 of this Agreement. Notwithstanding the foregoing, (i) the Company shall not redeem Fund shares attributable to Contract owners except in the circumstances permitted in Section 10.3 of this Agreement, and (ii) the Fund may delay redemption of Fund shares of any Designated Portfolio to the extent permitted by the 1940 Act, and any rules, regulations, or orders thereunder.

         1.3.     Purchase, Redemption and Exchange Procedures

                  (a) The Parties agree to communicate, process and settle purchase, redemption and exchange transactions for Designated Portfolio shares (and the settlement thereof) via the Fund/SERV and Networking systems of the National Securities Clearing Corporation ("NSCC"). The Fund hereby appoints the Company as an agent of the Fund for the limited purpose of receiving purchase and redemption requests on behalf of the Account (but not with respect to any Fund shares that may be held in the general account of the Company) for shares of those Designated Portfolios made available hereunder, based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the Contracts or the Account. Receipt of any such request (or relevant transactional information therefor) on any day the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules and public interpretations thereunder by the staff of the SEC (a "Business Day") by the Company as such limited agent of the Fund prior to the time that the Fund ordinarily calculates its net asset value as described from time to time in the Fund's prospectus and statement of additional information ("SAI") (which as of the date of execution of this Agreement is generally 4:00 p.m. Eastern Time) shall constitute receipt by the Fund on that same Business Day, provided in all such cases that the Fund receives such request from the Company prior to 9:30 a.m. Eastern Time on the next following Business Day. Requests received by the Company and time stamped after the close of trading on any Business Day or received by the Fund after 9:30 a.m. Eastern Time on the next following Business Day shall be treated as if received on the next following Business Day. The Company warrants that all orders transmitted to the Fund by 9:30 a.m. Eastern Time on a Business Day were received by the Company in proper form and time stamped prior to the close of trading on the prior Business Day. "Fund/SERV" shall mean NSCC's system for automated, centralized processing of mutual fund purchase and redemption orders, settlement, and account registration. "Networking" shall mean NSCC's system that allows mutual funds and life insurance companies to exchange account level information electronically.

                  (b) The Company shall pay for shares of each Designated Portfolio by the scheduled close of federal funds transmissions on the same Business Day that it notifies the Fund of a purchase request for such shares. Payment for Designated Portfolio shares shall be in federal funds transmitted by wire from the Settling Bank (on behalf of the Company) to NSCC (unless the Fund determines and so advises the Company that sufficient proceeds are available from redemption of shares of other Designated Portfolios effected pursuant to redemption requests tendered by the Company on behalf of the Account). Upon receipt by the Fund of federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund. "Settling Bank" shall mean the entity appointed to perform such settlement services on behalf of the Fund.

                  (c) Payment for Designated Portfolio shares redeemed by the Account or the Company shall be made in federal funds transmitted by wire to the Company on the next Business Day after the Fund is properly notified of the redemption order of such shares (unless redemption proceeds are to be applied to the purchase of shares of other Designated Portfolios in accordance with Section 1.3(b) of this Agreement), except that the Fund reserves the right to redeem Designated Portfolio shares in assets other than cash and to delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act and any Rules thereunder, and in accordance with the procedures and policies of the Fund as described in the then current prospectus and SAI. The Fund shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds by the Company; the Company alone shall be responsible for such action.

                  (d) Any purchase or redemption request for Designated Portfolio shares held or to be held in the Company's general account shall be effected at the closing net asset value per share next determined after the Fund's receipt of such request, provided that, in the case of a purchase request, payment for Fund shares so requested is received by the Fund in federal funds prior to close of business for determination of such value, as defined from time to time in the Fund Prospectus.

                  (e) The Fund offers certain Designated Portfolios with share classes that impose redemption fees in certain circumstances ("Redemption Fee Funds") and, with respect to such Redemption Fee Funds, the Company agrees to monitor holding periods of Contract owners and to track such holding periods for purposes of the Fund's assessment of redemption fees in conjunction with those transactions specifically subject to such fees, subject to any reasonable exceptions as set forth in the Redemption Fee Funds prospectuses and SAIs. The Company shall maintain records supporting its calculations of redemption fees payable to each Redemption Fee Fund and shall provide the Fund with access, to or copies of, such records upon the reasonable request of the Fund. Company shall calculate the amount of redemption fees payable to each Redemption Fee Fund on a daily basis and such amount shall be netted against the redemption proceeds payable by the Company.

                  (f) The Fund and the Fund's transfer agent may take such other action (including, without limitation, rejecting specific purchase orders) as they deem necessary to reduce, discourage or eliminate market timing activity. The Company agrees to follow and adhere to the Fund's procedures on frequent purchases, redemptions and exchanges, and to cooperate with the Fund and the Adviser to assist in the implementation of the Fund's restrictions on purchase, redemption and exchange activity that follows a pattern of excessive trading, including but not limited to providing information on Contract owner transactions, holdings and other information as may reasonably be requested by the Fund, the Adviser or their duly authorized representatives.

         1.4. The Fund shall use its best efforts to make the closing net asset value per share for each Designated Portfolio available to the Company by 6:30 p.m. Eastern Time each Business Day, and in any event, as soon as reasonably practicable after the closing net asset value per share for such Designated Portfolio is calculated, and shall calculate such closing net asset value in accordance with the Fund's Prospectus. In the event the Fund is unable to make the 6:30 p.m. deadline stated herein, it shall provide additional time for the Company to place orders for the purchase and redemption of shares. Such additional time shall be equal to the additional time which the Fund takes to make the closing net asset value available to the Company; the Company or its agent shall notify the Fund's Transfer Agent by the 6:30 p.m. deadline stated herein, if the Company's orders will be delayed on that basis. Neither the Fund, any Designated Portfolio, the Adviser, nor any of their affiliates shall be liable for any information provided to the Company pursuant to this Agreement which information is based on incorrect information supplied by the Company or any other Participating Insurance Company to the Fund or the Adviser. Any material error in the calculation or reporting of the closing net asset value per share shall be reported immediately upon discovery to the Company. In such an event the Company shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct closing net asset value per share and the Fund shall bear the cost of reimbursing any shareholder for the difference in net asset value and shall not be required to reimburse the Company for any reprocessing or administrative costs related to the correction of the error. Any non-material error shall be corrected in the next Business Day's net asset value per share. The Company shall credit the appropriate number of such shares to each Account or the appropriate subaccounts of the Account. If the Accounts have received cash in excess of what they are entitled, the Company will, when requested by the Fund and its Transfer Agent, and to the extent practicable and permitted by law, debit or have debited the Account in the amount of such excess, but only to the extent of any cash in the Account, and repay it to the Fund. Upon the request of the Fund and its Transfer Agent, the Company shall provide the name of the investor and other relevant information concerning the Contract owner's brokerage account to assist the Fund and its Transfer Agent in the collection from the Company's customer of any such excess amount not repaid to the Fund.

         1.5. The Fund shall furnish notice (by wire or telephone followed by written confirmation) to the Company as soon as reasonably practicable of any income dividends or capital gain distributions payable on any Designated Portfolio shares. At this time the Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Designated Portfolio shares in the form of additional shares of that Designated Portfolio. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and capital gain distributions in the form of cash. The Fund shall notify the Company promptly of the number of Designated Portfolio shares so issued as payment of such dividends and distributions.

         1.6. Issuance and transfer of Fund shares shall be by book entry only. Stock certificates will not be issued to the Company or the Account. Purchase and redemption orders for Fund shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

         1.7. (a) The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund's shares may be sold to other insurance companies (subject to Section 1.8 hereof) and the cash value of the Contracts may be invested in other investment companies. A funding vehicle other than those listed on Schedule A to this Agreement may be made available for the investment of the cash value of the Contracts, provided, however, that the Company gives the Fund and the Adviser 45 days written notice of its intention to make such other investment vehicle available as a funding vehicle for the Contracts.

              (b) The Company shall not, without prior notice to the Adviser (unless otherwise required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act.

              (c) The Company shall not, without prior notice to the Adviser (unless otherwise required by applicable law), induce Contract owners to change or modify the Fund or change the Fund's distributor or investment adviser.

              (d) The Company shall not, without prior notice to the Fund, induce Contract owners to vote on any matter submitted for consideration by the shareholders of the Fund in a manner other than as recommended by the Board of Trustees of the Fund.

         1.8. The Adviser and the Fund shall sell Fund shares only to Participating Insurance Companies and their separate accounts and to persons or plans ("Qualified Persons") that represent in writing to the Adviser and the Fund that they qualify to purchase shares of the Fund under Section

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817(h) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder without impairing the ability of the Account to consider the portfolio investments of the Fund as constituting investments of the Account for the purpose of satisfying the diversification requirements of Section 817(h). The Adviser and the Fund shall not sell Fund shares to any insurance company or separate account (excluding any insurance company or separate account currently invested in the Fund that is not contractually obligated to comply with such requirements) unless an agreement complying with Article VI of this Agreement is in effect to govern such sales, to the extent required. The Company hereby represents and warrants that it and the Account are Qualified Persons. The Fund reserves the right to cease offering shares of any Designated Portfolio in the discretion of the Fund.

ARTICLE II.       Representations and Warranties

         2.1. The Company represents and warrants that the Contracts (a) are, or prior to issuance will be, registered under the 1933 Act, or (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal securities and state securities and insurance laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements and NASD Conduct Rules. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under Arkansas insurance laws, and that it (a) has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts and that it will maintain such registration for so long as Contracts are outstanding unless not required by applicable law, or alternatively (b) has not registered the Account in proper reliance upon an exclusion from registration under the 1940 Act. The Company shall register and qualify the Contracts or interests therein as securities in accordance with the laws of the various states only if and to the extent deemed advisable by the Company.

         2.2. The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act and duly authorized for issuance and for sale in compliance with applicable state and federal securities laws, and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares as required under this Agreement. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Adviser.

         2.3. The Fund may make payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act. Prior to financing distribution expenses pursuant to Rule 12b-1, the Fund shall have first adopted a plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses. In the event the Fund seeks to adopt a new plan pursuant to Rule 12b-1, the Company agrees to

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provide the Board with such information as it may reasonably request to support the adoption of the plan.

         2.4. The Fund represents that its investment policies, fees, and expenses are and shall at all times remain in compliance with applicable state securities laws. The Fund and Adviser represent that their operations are and shall at all times remain in material compliance with applicable state securities laws to the extent required to perform this Agreement. The Company shall notify the Fund and Adviser in writing if the insurance laws of any state apply to the Fund, the Adviser and/or Fund's investment policies, fees and expenses so the Fund and Adviser may determine if they can comply with such state insurance law requirements. In the event of such notification, the Fund and Adviser agree that, except in those circumstances where such compliance is inconsistent with any other laws or regulations applicable to the Fund or the Adviser or where the Fund has advised the Company that its Board has determined that compliance with a particular law is not in the best interest of the Fund's shareholders and has provided the Company with written explanation regarding such determination, any action required by state insurance law will be taken. The Fund and Adviser also represent that they will furnish information not otherwise available to the Company which is required by state insurance law to enable the Company to obtain the authority needed to issue the Contracts in any applicable state, including cooperating with the Company in any filing of sales literature for the Contracts.

         2.5. The Fund represents that it is lawfully organized and validly existing under the laws of the State of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

         2.6. The Fund and the Adviser represent and warrant that all of their trustees/directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

         2.7. The Fund represents and warrants that the investments of each Portfolio will comply with the diversification requirements set forth in Section 817(h) of the Code and the rules and regulations thereunder.

         2.8. The Company represents and warrants that it: (a) has access to the facilities of the NSCC, (b) has met and intends to take commercially reasonable steps to continue to meet all of the requirements to participate in Fund/SERV and Networking, and (c) intends to remain at all times in compliance with the then current rules and procedures of NSCC, all to the extent necessary or appropriate to facilitate such communications, processing, and settlement of transactions for Designated Portfolio Shares.

         2.9. The Company, the Fund and the Adviser undertake and agree to comply, and to take full responsibility in complying with any and all applicable laws, regulations, protocols and other

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requirements relating to money laundering, both United States and foreign, including, without limitation, the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (Title III of the USA Patriot Act), hereinafter, collectively with the rules, regulations and orders promulgated thereunder (the "Patriot Act") and any requirements and/or requests in connection therewith, made by regulatory authorities, the Fund, the Company or their duly appointed agents, either generally or in respect of a specific transaction, and/or in the context of a "primary money laundering concern" as defined in the Patriot Act. The Company, the Fund and the Adviser agree as a condition precedent to any transaction taking or continuing to be in effect under this Agreement, to comply with any and all anti-money laundering laws, regulations, orders or requirements, and without prejudice to the generality of the above, to provide regulatory authorities, the Fund and the Company, as applicable, or their duly appointed agents, with all necessary reports and information for the Fund or the Company, as applicable, or their agents to fulfill their obligations, if any, under the Patriot Act for the purposes of the Fund or the Company, as applicable, or other third parties complying with any and all anti-money laundering requirements imposed by the Patriot Act, including, without limitation, enhanced due diligence obligations, the filing of Currency Transaction Reports and/or of Suspicious Activity Reports obligations, and/or the sharing of information requirements. In the event reports and information deemed satisfactory by the Fund or the Company, as applicable, are not received within a reasonable time period from the date of the request, the Fund or the Company, as applicable reserves the right to reject any transaction and/or cease to transact with the Company and/or the Accounts or the Fund, as applicable. Further, the Company, the Fund and the Adviser represent that they have not received notice of, and to their knowledge, there is no basis for, any claim, action, suit, investigation or proceeding that might result in a finding that they are not or have not been in compliance with the Patriot Act, and the rules and regulations promulgated thereunder.

         2.10. The Company, the Fund and the Adviser each agree to notify the others immediately upon having a reasonable basis for believing that any of these representations and warranties are no longer true or accurate to a material extent.

         2.11. The Company shall maintain and enforce policies and procedures reasonably designed to ensure that Designated Portfolio share orders transmitted to the Fund are segregated by time of receipt in order to prevent share orders from being executed at a price based on a previously determined net asset value.

         2.12. The Company shall facilitate and cooperate with third-party audits arranged by the Fund or the Adviser to evaluate the effectiveness of its compliance controls.

         2.13. The Company shall provide the Fund's chief compliance officer with (i) direct access to its compliance personnel; and (ii) annual certifications of the Company's internal controls, by the Company's Chief Compliance Officer, especially as they relate to the policies and procedures described in section 2.11 hereof.

ARTICLE III.      Prospectuses and Proxy Statements; Voting

         3.1. The Adviser shall provide the Company with as many copies of the Fund's current prospectus describing only the Designated Portfolios listed on Schedule A as the Company may reasonably request. The Fund or the Adviser shall bear the expense of printing copies of the current

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prospectus and profiles for the Funds that will be distributed to existing
Contract owners, and the Company shall bear the expense of printing copies of the Fund's prospectus and profiles that are used in connection with offering the Contracts issued by the Company. If requested by the Company in lieu thereof, the Fund shall provide such documentation (including a final copy of the new prospectus electronically or on diskette at the Fund's or the Adviser's expense) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is amended) to have the prospectus for the Contracts and the Fund's prospectus printed together in one document. In such a case, the printing costs shall be allocated to reflect the Fund's share of the total costs for printing the Fund's prospectus for delivery to existing Contract owners investing in the Designated Portfolios, determined according to the number of pages of the Fund's respective portions of the documents.

         3.2. The Fund's prospectus shall state that the current Statement of Additional Information ("SAI") for the Fund is available, and the Adviser (or the Fund), at its expense, shall provide a reasonable number of copies of such SAI free of charge to the Company for itself and for any owner of a Contract who requests such SAI.

         3.3. The Fund shall provide the Company with information regarding the Fund's expenses, which information may include a table of fees and related narrative disclosure for use in any prospectus or other descriptive document relating to a Contract.

         3.4. The Fund, at its or the Adviser's expense, shall provide the Company with copies of its proxy material, reports to shareholders, and other communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

         3.5. The Company shall:

              (i)      solicit voting instructions from Contract owners;

              (ii) vote the Fund shares in accordance with instructions received from Contract owners; and

              (iii) vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such portfolio for which instructions have been received,

so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable Contract owners or to the extent otherwise required by law. The Company will vote Fund shares held in any segregated asset account, as well as any shares owned by the Company, in the same proportion as Fund shares of such portfolio for which voting instructions have been received from Contract owners, to the extent permitted by law.

         3.6. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in a Designated Portfolio calculates voting privileges as required by the Mixed and Shared Funding Exemptive Order and consistent with any reasonable standards that the Fund may adopt and provide in writing.

ARTICLE IV. Sales Material and Information

         4.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material that the Company develops and in which the Fund (or a Designated Portfolio thereof) or the Adviser is named. No such material shall be used until approved by the Fund or its designee. The Fund or its designee will be deemed to have approved such sales literature or promotional material unless the Fund or its designee objects or provides comment to the Company within ten Business Days after receipt of such material. The Fund or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Fund (or a Designated Portfolio thereof) or the Adviser or the Adviser is named, and no such material shall be used if the Fund or its designee so object.

         4.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund or the Adviser in connection with the sale of the Contracts other than the information or representations contained in the registration statement or profiles or prospectus or SAI for the Fund shares, as such registration statement and profiles and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee, except with the permission of the Fund or the Adviser or the designee of either.

         4.3. The Fund or its designee, shall furnish, or cause to be furnished, to the Company, each piece of sales literature or other promotional material that it develops and in which the Company, and/or its Account, is named. No such material shall be used until approved by the Company. The Company will be deemed to have approved such sales literature or promotional material unless the Company objects or provides comment to the Fund, the Adviser, or their designee within ten Business Days after receipt of such material. The Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Company and/or its Account is named, and no such material shall be used if the Company so objects.

         4.4. The Fund and the Adviser shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement and prospectus (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), or SAI for the Contracts, as such registration statement, prospectus, or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

         4.5. The Fund will provide to the Company at least one complete copy of all registration statements, profiles, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, promptly after the filing of such document(s) with the SEC or other regulatory authorities.

         4.6. The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, promptly after the filing of such document(s) with the SEC or other regulatory authorities. The Company shall provide to the Fund and the Adviser any complaints received from the Contract owners pertaining to the Fund or the Designated Portfolio.

         4.7. The Fund will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Designated Portfolio and of any material change in the Fund's registration statement, particularly any material change resulting in a change to the registration statement or prospectus for any Account. The Fund will work with the Company so as to enable the Company to solicit proxies from Contract owners, or to make changes to the Company's prospectus or registration statement, in an orderly manner.

         4.8. For purposes of this Article IV, the phrase "sales literature and other promotional materials" includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, SAIs, shareholder reports, proxy materials, and any other communications distributed or made generally available with regard to the Fund.

ARTICLE V.        Fees and Expenses

         5.1. Except as otherwise provided in this Agreement, each Party shall bear all expenses incident to the performance of its obligations under this Agreement. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, the Fund's proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and Fund reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all Fund level statements and notices required by any federal or state law and all taxes on the issuance or transfer of the Fund's shares.

         5.2. The Company shall bear the expenses of distributing the Fund's prospectus to owners of Contracts issued by the Company and of distributing the Fund's proxy materials and reports to such Contract owners.

ARTICLE VI. Diversification and Qualification

         6.1. The Fund will invest its assets in such a manner as to ensure the Contracts will be treated as variable annuity or life insurance contracts, whichever is appropriate, under the Code and the regulations issued thereunder (or any successor provisions). Without limiting the scope of the foregoing, each Designated Portfolio has complied with and will continue to comply with Section 817(h) of the Code and Treasury Regulation Section 1.817-5, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications or successor provisions to such Section or Regulations. In the event of a breach of this Article VI by the Fund, it will (a) notify the Company of such breach and (b) immediately take all necessary steps to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 1.817-5.

         6.2. The Fund represents that it is or will be qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will maintain such qualification (under Subchapter M or any successor or similar provisions) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future. The Fund acknowledges that compliance with Subchapter M is an essential element of compliance with Section 817(h).

         6.3. The Fund shall provide the Company or its designee with reports certifying compliance with the aforesaid Section 817(h) diversification and Subchapter M qualification requirements on a quarterly basis.

         6.4. Subject to Sections 6.1 and 6.2, the Company represents that the Contracts are currently, and at the time of issuance shall be, treated as life insurance or annuity insurance contracts, under applicable provisions of the Code, and that it will maintain such treatment, and that it will notify the Fund and the Adviser immediately upon having a reasonable basis for believing the Contracts have ceased to be so treated or that they might not be so treated in the future. The Company agrees that any prospectus offering a contract that is a "modified endowment contract" as that term is defined in Section 7702A of the Code (or any successor or similar provision), shall identify such contract as a modified endowment contract. In addition, the Company represents and warrants that the Account is a "segregated asset account" and that interests in the Account are offered exclusively through the purchase of or transfer into a "variable contract" within the meaning of such terms under Section 817 of the Code and the regulations thereunder. The Company will use every effort to continue to meet such definitional requirements, and it will notify the Fund and the Adviser immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future. The Company represents and warrants that it will not purchase Fund shares with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

         6.5. The Company agrees that if the Internal Revenue Service ("IRS") asserts in writing in connection with any governmental audit or review of the Company or, to the Company's knowledge, of any Contract owner, that any Designated Portfolio has failed to comply with the diversification requirements of Section 817(h) of the Code or the Company otherwise becomes aware of any facts that could give rise to any claim against the Fund or Adviser as a result of such a failure or alleged failure:

         (a) The Company shall promptly notify the Fund and the Adviser of such assertion or potential claim;

         (b) The Company shall consult with the Fund and the Adviser as to how to minimize any liability that may arise as a result of such failure or alleged failure;

         (c) The Company shall use its best efforts to minimize any liability of the Fund or the Adviser resulting from such failure;

         (d) Any written materials to be submitted by the Company to the IRS, any Contract owner or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations) shall be provided by the Company to the Fund and the Adviser (together with any supporting information or analysis) within at least two (2) business days prior to submission;

         (e) The Company shall provide the Fund and the Adviser with such cooperation as the Fund and the Adviser shall reasonably request (including, without limitation, by permitting the Fund and the Adviser to review the relevant books and records of the Company) in order to facilitate review by the Fund and the Adviser of any written submissions provided to it or its assessment of the validity or amount of any claim against it arising from such failure or alleged failure; and

         (f) The Company shall not with respect to any claim of the IRS or any Contract owner that would give rise to a claim against the Fund and the Adviser (i) compromise or settle any claim; (ii) accept any adjustment on audit, or (iii) forgo any allowable administrative or judicial appeals, without the express written consent of the Fund and the Adviser, which shall not be unreasonably withheld, provided that the Company shall not be required to appeal any adverse judicial decision unless the Fund or the Adviser shall have provided an opinion of counsel to the effect that a reasonable basis exists for taking such an appeal; and further provided that the Fund or the Adviser shall bear the expenses, including reasonable attorney's fees, incurred by the Company in complying with this part (f) of section 6.5 hereof.

ARTICLE VII. Potential Conflicts

         7.1. The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the Contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

         7.2. The Company has reviewed a copy of the Mixed and Shared Funding Exemptive Order, and in particular, has reviewed the conditions to the requested relief set forth therein. The Company agrees to be bound by the responsibilities of a Participating Insurance Company as set forth in the Mixed and Shared Funding Exemptive Order, including without limitation the requirement that the Company report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out their responsibilities in monitoring such conflicts under the Mixed and Shared Funding Exemptive Order, by providing the Board in a timely manner with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owner voting instructions are disregarded and by confirming in writing, at the Fund's request, that the Company is unaware of any such potential or existing material irreconcilable conflicts.

         7.3. If it is determined by a majority of the Board, or a majority of its disinterested members, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested Board members), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account. The Company's obligations under this section shall not be dependent on whether other Participating Insurance Companies fulfill a similar obligation.

         7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the Account's investment in the Fund and terminate this Agreement with respect to each Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund

         7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

         7.6. For purposes of Sections 7.3 through 7.5 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contract if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

         7.7. If and to the extent the Mixed and Shared Funding Exemption Order or any amendment thereto contains terms and conditions different from Sections 3.4, 3.5, 3.6, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement, then the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with the Mixed and Shared Funding Exemptive Order, and Sections 3.4, 3.5, 3.6, 7.1, 7.2, 7.3, 7.4 and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in the Mixed and Shared Funding Exemptive Order or any amendment thereto. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.5, 3.6, 7.1., 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII. Indemnification

         8.1. Indemnification By the Company

         8.1(a). The Company agrees to indemnify and hold harmless the Fund and the Adviser and each of its trustees/directors and officers, and each person, if any, who controls the Fund or Adviser within the meaning of Section 15 of the 1933 Act or who is under common control with the Adviser (collectively, the "Indemnified Parties" for purposes of this Section 8.1 ) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

                   (i) arise out of or are based upon any untrue statement or alleged untrue statements of any material fact contained in the registration statement, prospectus (which shall include a written description of a Contract that is not registered under the 1933 Act), or SAI for the Contracts or contained in sales literature and other promotional materials for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature or other promotional materials (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                   (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature or other promotional materials of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or its agents or persons under the Company's authorization or control, with respect to the sale or distribution of the Contracts or Fund Shares; or

                   (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional materials of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished in writing to the Fund by or on behalf of the Company; or

                   (iv) arise out of or as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification requirements specified in
                   Section 6.4 of this Agreement); or

                   (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company; or

as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1
(c) hereof.

         8.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of its obligations or duties under this Agreement.

         8.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         8.1(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

         8.2. Indemnification by the Adviser

         8.2(a). The Adviser agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

                   (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or profile or prospectus or SAI or sales literature or other promotional materials of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser or the Fund by or on behalf of the Company for use in the registration statement, profile, prospectus or SAI for the Fund or in sales literature or other promotional materials (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                   (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales material or other promotional materials for the Contracts not supplied by the Adviser or persons under its control) or wrongful conduct of the Fund or Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

                   (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature or other promotional materials covering the Contracts or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to the Company by or on behalf of the Fund or the Adviser; or

                   (iv) arise as a result of any failure by the Fund or the Adviser to provide the services and furnish the materials under the terms of this Agreement (including a failure of the Fund, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Sections 6.1 and 6.2 of this Agreement); or

                   (v) arise out of or result from any material breach of any representation and/or warranty made by the Fund or the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund or the Adviser; or

                   (vi) arise out of or result from the materially incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate;

as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2
(c) hereof.

         8.2(b). The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance or such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

         8.2(c). The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Party, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         8.2(d). The Indemnified Party agrees promptly to notify the Adviser of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

         8.3. Indemnification By the Fund

                   8.3(a). The Fund agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may be required to pay or may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Fund and:

                   (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or profile or prospectus or SAI or sales literature or other promotional materials of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser or the Fund by or on behalf of the Company for use in the registration statement, profile, prospectus or SAI for the Fund or in sales literature or other promotional materials (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                   (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI, SAI or other promotional materials for the Contracts not supplied by the Adviser or persons under its control) or wrongful conduct of the Fund or Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

                   (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained any Fund materials or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund or the Adviser; or

                   (iv) arise as a result of any failure by the Fund or the Adviser to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Sections 6.1 and 6.2 of this Agreement); or

                   (v) arise out of or result from any material breach of any representation and/or warranty made by the Fund or the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund or the Adviser; or

                   (vi) arise out of or result from the materially incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate;

as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3
(c) hereof.

         8.3(b). The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company, the Fund, the Adviser or the Account, whichever is applicable.

         8.3(c). The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         8.3(d). The Company and the Adviser agree promptly to notify the Fund of the commencement of any litigation or proceeding against it or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of the Fund.

ARTICLE IX.   Applicable Law

         9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

         9.2. This Agreement shall be subject to the provisions of the 1933, the Securities and Exchange Act of 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, any Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith. If, in the future, the Mixed and Shared Funding Exemptive Order should no longer be necessary under applicable law, then
Article VII shall no longer apply.

ARTICLE X.    Termination

         10.1. This Agreement shall continue in full force and effect until the first to occur of:

               (a) termination by any party, for any reason with respect to some or all Designated Portfolios, by three (3) months advance written notice delivered to the other parties; or

               (b) termination by the Company by written notice to the Fund and the Adviser based upon the Company's determination that shares of the Fund are not reasonably available to meet the requirements of the Contracts; or

               (c) termination by the Company by written notice to the Fund and the Adviser in the event any of the Designated Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

               (d) termination by the Fund or the Adviser in the event that formal administrative proceedings are instituted against the Company by the NASD, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Fund's shares; or

               (e) termination by the Company in the event that formal administrative proceedings are instituted against the Fund or the Adviser by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, regarding the duties of the Fund or the Adviser under this Agreement or related to the operation of the Fund or the Adviser; or

               (f) termination by the Company by written notice to the Fund and the Adviser with respect to any Designated Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M or fails to comply with the Section 817(h) diversification requirements specified in Sections 6.1 and 6.2 hereof, or if the Company reasonably believes that such Portfolio may fail to so qualify or comply and provides a basis for such reasonable belief; or

               (g) termination by the Fund or Adviser by written notice to the Company in the event that the Contracts fail to meet the qualifications specified in Section 6.4 hereof; or

               (h) termination by either the Fund or the Adviser by written notice to the Company, if either one or both of the Fund or the Adviser respectively, shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

               (i) termination by the Company by written notice to the Fund and the Adviser, if the Company shall determine, in its sole judgment exercised in good faith, that the Fund, Adviser, or the Adviser has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

               (j) termination by the Fund or the Adviser by written notice to the Company, if the Company gives the Fund and the Adviser the written notice specified in Section 1.7(a) hereof and at the time such notice was given there was no notice of termination outstanding under any other provision of this Agreement; provided, however, any termination under this Section 10.1(j) shall be effective forty-five days after the notice specified in
                        Section 1.7(a) was given; or

               (k) termination by the Company upon any substitution of the shares of another investment company or series thereof for shares of a Designated Portfolio of the Fund in accordance with the terms of the Contracts, provided that the Company has given at least 45 days prior written notice to the Fund and Adviser of the date of substitution; or

               (l) termination by any party in the event that the Fund's Board of Trustees determines that a material irreconcilable conflict exists as provided in Article VII; or

               (m) termination by any non-defaulting Party hereto in the event of a material breach of this Agreement by any Party hereto (the "defaulting Party") other than as described in 10.1(a)-(l); provided, that the non-defaulting Party gives written notice thereof to the defaulting Party, with copies of such notice to all other non-defaulting Parties.

         10.2. Notwithstanding any termination of this Agreement, other than as a result of a failure by the Fund to meet the diversification requirements of
Section 817(h) of the Code, the Fund and the Adviser shall, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"), unless the Adviser requests that the Company seek an order pursuant to Section 26(c) of the 1940 Act to permit the substitution of other securities for the shares of the Designated Portfolios. The Adviser agrees to split the cost of seeking such an order, and the Company agrees that it shall reasonably cooperate with the Adviser and seek such an order upon request. Specifically, the owners of the Existing Contracts may be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the existing Contracts (subject to any such election by the Adviser). The parties agree that this Section 10.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement. The parties further agree that this Section 10.2 shall not apply to any terminations under Section 10.1 (g) of this Agreement.

         10.3. The Company shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract owner initiated or approved transactions, (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption"), (iii) upon 45 days prior written notice to the Fund and

Adviser, as permitted by an order of the SEC pursuant to Section 26(b) of the 1940 Act, but only if a substitution of other securities for the shares of the Designated Portfolios is consistent with the terms of the Contracts, or (iv) as permitted under the terms of the Contract. Upon request, the Company will promptly furnish to the Fund and the Adviser reasonable assurance that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contacts, the Company shall not prevent Contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund or the Adviser 45 days notice of its intention to do so.

         10.4. Notwithstanding any termination of this Agreement, each party's obligation under Article VIII to indemnify the other parties shall survive.

ARTICLE XI. Notices

         Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

         If to the Fund:

         Oppenheimer Variable Account Funds
         c/o OppenheimerFunds, Inc.
         Two World Financial Center
         225 Liberty Street, 16th Floor
         New York, NY 10281-1008
         Attn: Legal Department

         If to the Company:

         Merrill Lynch Life Insurance Company
         1300 Merrill Lynch Dr., 2nd Floor
         Pennington, NJ 08534
         Attn: Legal Department

         If to the Adviser:

         OppenheimerFunds, Inc.
         Two World Financial Center
         225 Liberty Street, 16th Floor
         New York, NY 10281-1008
         Attn: General Counsel

ARTICLE XII. Miscellaneous

         12.1. The Company is hereby expressly put on notice of the limitations of liability as set forth in the Declarations of Trust of the Fund. All persons dealing with the Fund must look solely to the property of the Fund, and in the case of a series company, the respective Designated Portfolios listed on Schedule A hereto as though each such Designated Portfolio had separately contracted with the Company and the Adviser for the enforcement of any claims against the Fund. The parties agree that neither the Board, officers, agents or shareholders of the Fund assume any personal liability or responsibility for obligations entered into by or on behalf of the Fund.

         12.2. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information has come into the public domain.

         12.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         12.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         12.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

         12.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Arkansas Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request, in order to ascertain whether the variable contract operations of the Company are being conducted in a manner consistent with the Arkansas variable annuity laws and regulations and any other applicable law or regulations.

         12.7. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by
(i) this Agreement and (ii) by Title V, Subtitle A of the Gramm-Leach-Bliley Act and by regulations adopted thereunder by regulators having jurisdiction over the parties hereto, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as it may come into the public domain.

         12.8 Each party shall treat as confidential all information of the other party which the parties agree in writing is confidential ("Confidential Information"). Except as permitted by this Agreement or as required by appropriate governmental authority (including, without limitation, the SEC, the NASD, or state securities and insurance regulators) the receiving party shall not disclose or use Confidential Information of the other party before it enters the public domain, without the express written consent of the party providing the Confidential Information.

         12.9 The parties to this Agreement acknowledge and agree that all liabilities of the Fund arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Fund and that no trustee/director, officer, agent or holder of shares of beneficial interest of the Fund shall be personally liable for any such liabilities.

         12.10 The parties to this Agreement agree that the assets and liabilities of each Designated Portfolio of the Fund are separate and distinct from the assets and liabilities of each other Designated Portfolio. No Designated Portfolio shall be liable or shall be charged for any debt, obligation or liability of any other Designated Portfolio.

         12.11. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

         12.12. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

MERRILL LYNCH LIFE INSURANCE COMPANY:

                                        By its authorized officer


                                        By:
                                                 -------------------------------
                                        Title:   Edward W. Diffin, Jr.,
                                                 Vice President & Senior Counsel
                                        Date:
                                                 -------------------------------


OPPENHEIMER VARIABLE ACCOUNT FUNDS

                                        By its authorized officer


                                        By:
                                                 -------------------------------
                                        Title:
                                                 -------------------------------
                                        Date:
                                                 -------------------------------


OPPENHEIMERFUNDS, INC.

                                        By its authorized officer


                                        By:
                                                 -------------------------------
                                        Title:
                                                 -------------------------------
                                        Date:
                                                 -------------------------------

                                   SCHEDULE A



CONTRACT DESIGNATION AND FORM NUMBER
------------------------------------
Merrill Lynch Investor Choice Annuity - Investor Series
Form ML-VA-010

SEPARATE ACCOUNT
----------------
Merrill Lynch Life Variable Annuity Separate Account A - Established 8/6/91

DESIGNATED FUNDS
----------------
Oppenheimer Variable Account Funds - Service Class
--------------------------------------------------
Oppenheimer Main Street Fund(R)/VA
Oppenheimer Capital Appreciation Fund/VA
Oppenheimer Main Street Small Cap Fund(R)/VA





Dated:   March 1, 2005




                                       A-1